Exhibit 99.1

ALBEMARLE CORPORATION 451 FLORIDA STREET BATON ROUGE, LOUISIANA 70801

Vote 24 hours a day, 7 days a week!

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time on Thursday, November 13, 2014. Have your proxy card in hand when you access the web site and follow instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time on Thursday, November 13, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or Internet, please do not send your proxy by mail.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALBEMARLE CORPORATION

Vote on Proposals

The Board of Directors recommends you vote FOR Proposals 1 and 2 below:				For	Against	Abstain
1.	Proposal to approve the issuance of shares of Albemarle Corporation common stock to shareholders of Rockwood Holdings, Inc. on the terms and conditions set out in the agreement and plan of merger dated as of July 15, 2014, as it may be amended from time to time, among Albemarle Corporation, Albemarle Holdings Corporation and Rockwood Holdings, Inc.			☐	☐	☐

2.	Proposal to adjourn the special meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.			☐	☐	☐

For address changes, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title below.

Signature [PLEASE SIGN WITHIN BOX]	Date	Title (FOR FIDUCIARIES)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

Albemarle Corporation’s Notice and Proxy Statement are available at

www.proxyvote.com.

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Albemarle Corporation
Proxy for Special Meeting of Shareholders to be held on November 14, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Luther C. Kissam IV and Karen G. Narwold, or either of them, with full power of substitution in each case, as proxies to vote all shares of the undersigned in Albemarle Corporation at the Special Meeting of Shareholders to be held on Friday, November 14, 2014, at 8:00 a.m., local time and at any and all adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2, and in the discretion of the proxy holders on any and all adjournments or postponements of the meeting.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side